Exhibit 10.1

ALLONGE TO NOTE

THIS ALLONGE TO NOTE ("Allonge") is made and entered into as of the 29th day of December 2009, by SteelCloud, Inc., a Virginia corporation ("Borrower") and Caledonia Capital Corporation, a Delaware Corporation ("Lender").

WITNESSETH
WHEREAS, Borrower made that certain Promissory Note (the "Note") dated July 1, 2009, in the original principal amount of $250,000.00 to which this Allonge is attached;

WHEREAS, the Borrower and Lender wish to amend the Note, as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the terms of the Note as follows:

1. REPRESENTATION AND WARRANTY.  Lender represents and warrants that it is the holder of the Note and the Note has not been transferred.  Lender further warrants that this Allonge will be attached to the Note as part thereof.

2. MATURITY DATE.  Section 1.1 of the Note is amended by changing the Maturity Date to March 31, 2010.

3. INTEREST. The following is added to the end of Section 2.1 of the Note:

Notwithstanding the foregoing, effective January 1, 2010, (a) the unpaid principal amount hereunder shall thereafter accrue interest at a rate of interest equal to twenty percent per annum (20%) which shall thereafter be the Contract Rate, and (b) accrued interest under this Note shall be payable in monthly installments commencing February 1, 2010, and continuing on the first business day of each successive month.

4. EXTENSION FEE.  Borrower will pay Lender $25,000 upon execution of this agreement.

5. MISCELLANOUS. The terms of the Note except as specifically set forth herein, shall not be deemed modified or changed.  It is specifically agreed that the Note has not been satisfied hereby. It is the express agreement of the parties that this Allonge is not either: (1) a novation of the loan evidenced by the Note, or (ii) a substitution of any new debt or liability to Lender for any existing debt or liability.

WITNESS the following signatures and seals made as of the day and year first above written.

BORROWER:

/s/ Brian Hajost
SteelCloud, Inc. by Brian Hajost, its President

LENDER:

/s/ Edward M. Murchie
Caledonia Capital Corporation by Edward M. Murchie, its President